Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FIRST QUARTER 2022 RESULTS

Strength in consumer demand drives 25% year-over-year sales growth

Company reaffirms full year 2022 outlook

BOWLING GREEN, KY – May 12, 2022 – Holley Inc. (NYSE: HLLY), the largest and fastest growing platform serving performance automotive enthusiasts, today announced financial results for its first quarter ended April 3, 2022.

First Quarter Highlights vs. Prior Year Period

•
Net Sales increased 24.8% to $200.1 million compared to $160.3 million in 2021
•
Gross Profit increased 25.9% to $82.7 million compared to $65.7 million last year
•
Net Income of $16.9 million, or $0.15 per diluted share, compared to Net Loss of $(2.1) million, or $(0.03) per diluted share, in first quarter 2021
•
Adjusted Net Income1 of $21.5 million, compared to Adjusted Net Income of $15.1 million reported last year
•
Adjusted EBITDA1 rose to $46.0 million compared to $43.8 million in 2021

1See "Use and Reconciliation of Non-GAAP Financial Measures" below.

“Holley delivered solid first quarter results with strong growth in consumer demand for our products continuing into 2022,” said Tom Tomlinson, Holley’s President and Chief Executive Officer. “While we are facing persistent supply chain disruptions and inflationary headwinds, we’ve kept our foot on the gas and continued to invest in the development of innovative new products that will be exciting to our enthusiast consumers.”

First Quarter 2022 Financial Results

Net sales increased 24.8% to $200.1 million in the first quarter of 2022, up from $160.3 million in the first quarter of 2021. Non-comparable sales associated with acquisitions contributed $18.1 million, or 11.3%, of year-over-year net sales growth in the first quarter. Sales excluding the impact of acquisitions increased by $21.6 million and contributed 13.5% of year-over-year growth.

Cost of goods sold increased $22.7 million, or 24.0%, to $117.3 million, as compared to $94.7 million for the first quarter of 2021 and is primarily attributable to the increase in product sales. Gross profit for the first quarter of 2022 increased $17.0 million, or 25.9%, to $82.7 million, as compared to $65.7 million for the first quarter of 2021. The increase in gross profit was driven by the increase in sales. Gross margin for the first quarter of 2022 was 41.3% compared to a gross margin of 41.0% for the first quarter of 2021. Gains in price realization fully offset higher freight and product cost increases and allowed for a slight increase in gross margin.

Selling, general and administrative costs for the quarter increased $10.3 million to $34.3 million, representing an increase of 43.0% when compared to $24.0 million in 2021. Incremental SG&A from recent acquisitions were responsible for $1.9 million of the increase in the quarter. Additional cost drivers include an increase in non-cash compensation expense related to equity awards, increased administrative and sales personnel costs, reflecting company growth and the additional requirements of becoming a public company, and an increase in outbound shipping costs related to higher sales.

Net income for the first quarter of 2022 was $16.9 million compared to a net loss of $(2.1) million in 2021.

Net income for the first quarter of 2022 was unfavorably impacted by a $4.6 million non-cash increase in liabilities for warrants and earn-out shares compared to an unfavorable impact in 2021 of $17.2 million due to a non-cash adjustment of the earn-out liability for the Simpson acquisition.

Adjusted for the special transaction and non-cash items noted above this quarter, Adjusted Net Income was $21.5 million, compared to last year’s Adjusted Net Income of $15.1 million. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Adjusted EBITDA grew to $46.0 million in the first quarter of 2022 compared to $43.8 million in the first quarter last year. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Diluted EPS of $0.15 for the first quarter of 2022 compared to $(0.03) in 2021.

Full Year 2022 Outlook

Holley reaffirmed the following outlook for 2022:

•
Net Sales in the range of $765-$790 million
•
Adjusted EBITDA of $186-$194 million
•
Capital Expenditures in the range of $14-$16 million
•
Depreciation and Amortization Expense of $24-$26 million
•
Interest Expense in the range of $30-$32 million

“We are off to a strong start in fiscal 2022, delivering on our financial objectives in the first quarter, and are reaffirming our previously stated 2022 guidance,” said Dominic Bardos, Holley’s Chief Financial Officer. “While it is not our policy to provide quarterly guidance, I believe it is important to recognize that current economic conditions and supply chain headwinds may continue to impact margins in the near term. That said, we remain well positioned to drive long-term growth for our shareholders.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 888-428-7458 (Toll Free) or 862-298-0702 (Toll) using the access code of 13729516.

For those unable to participate, a telephone replay recording will be available until Thursday, May 19, 2022. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13729516. A web-based archive of the conference call will also be available at the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(Unaudited)

	For the thirteen weeks ended
	April 3,	March 28,		%
	2022	2021	Variance	Variance
Net Sales	$200,055	$160,332	$39,723	24.8%
Cost of Goods Sold	117,334	94,653	22,681	24.0%
Gross Profit	82,721	65,679	17,042	25.9%

Selling, General, and Administrative	34,342	24,012	10,330	43.0%
Research and Development Costs	8,161	5,969	2,192	36.7%
Amortization of Intangible Assets	3,661	3,336	325	9.7%
Acquisition and Restructuring Costs	290	18,833	(18,543)	-98.5%
Related Party Acquisition and Management Fee Costs	—	881	(881)	-100.0%
Other Operating Expense (Income)	222	(133)	355	-266.9%

Operating Expense	46,676	52,898	(6,222)	-11.8%

Operating Income	36,045	12,781	23,264	182.0%

Change in Fair Value of Warrant Liability	2,227	—	2,227	nm
Change in Fair Value of Earn-Out Liability	2,381	—	2,381	nm
Interest Expense	7,391	10,071	(2,680)	-26.6%

Non-Operating Expense	11,999	10,071	1,928	19.1%

Income Before Income Taxes	24,046	2,710	21,336	787.3%

Income Tax Expense	7,188	4,766	2,422	50.8%

Net Income (Loss)	$16,858	$(2,056)	$18,914	nm

Comprehensive Income (Loss):
Foreign Currency Translation Adjustment	241	(16)	257	nm
Total Comprehensive Income (Loss):	$17,099	$(2,072)	$19,171	nm

Common Share Data:
Basic Net Income (Loss) per Share	$0.15	$(0.03)	$0.18	nm
Diluted Net Income (Loss) per Share	$0.15	$(0.03)	$0.18	nm
Weighted Average Common Shares Outstanding - Basic	115,876	67,674	48,202	71.2%
Weighted Average Common Shares Outstanding - Diluted	116,049	67,674	48,375	71.5%
nm - not meaningful

HOLLEY INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	April 3,	December 31,
	2022	2021
Assets
Total Current Assets	$314,286	$291,717
Property, Plant and Equipment, Net	55,192	51,495
Goodwill	411,721	411,383
Other Intangibles, Net	434,672	438,461
Right-of-Use Assets	32,814	—
Total Assets	$1,248,685	$1,193,056

Liabilities and Stockholders' Equity
Total Current Liabilities	$96,809	$91,795
Long-Term Debt, Net of Current Portion	636,303	637,673
Deferred Taxes	68,735	70,045
Other Noncurrent Liabilities	107,401	89,056
Total Liabilities	909,248	888,569

Common Stock	12	12
Additional Paid-In Capital	347,556	329,705
Accumulated Other Comprehensive Loss	(15)	(256)
Accumulated Deficit	(8,116)	(24,974)
Total Stockholders' Equity	339,437	304,487
Total Liabilities and Stockholders' Equity	$1,248,685	$1,193,056

HOLLEY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the thirteen weeks ended
	April 3,	March 28,
	2022	2021
Operating Activities
Net Income (Loss)	$16,858	$(2,056)
Adjustments to Reconcile to Net Cash	14,000	24,082
Changes in Operating Assets and Liabilities	(12,509)	(3,070)
Net Cash from Operating Activities	18,349	18,956

Investing Activities
Capital Expenditures, Net of Dispositions	(5,587)	(3,104)
Acquisitions	(1,617)	—
Net Cash from Investing Activities	(7,204)	(3,104)

Financing Activities
Net Change in Debt	(3,288)	(64)
Net Cash from Financing Activities	(3,288)	(64)

Effect of foreign currency rate fluctuations on cash	(101)	—

Net Change in Cash and Cash Equivalents	7,756	15,788

Cash and Cash Equivalents
Beginning of Period	36,325	71,674
End of Period	$44,081	$87,462

Holley believes EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share, and Organic Sales are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC.

USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	For the thirteen weeks ended
	April 3,	March 28,
	2022	2021
Net Income (Loss)	$16,858	$(2,056)

Adjustments:
Interest Expense	7,391	10,071
Income Taxes	7,188	4,766
Depreciation	2,140	2,252
Amortization	3,661	3,336
EBITDA	37,238	18,369

Acquisition and Restructuring Costs	290	1,660
Earn-Out from Simpson Acquisition	—	17,173
Change in Fair Value of Warrant Liability	2,227	—
Change in Fair Value of Earn-Out Liability	2,381	—
Equity-Based Compensation Expense	3,162	131
Related Party Acquisition and Management Fee Costs	—	881
Notable Items	506	5,713
Other Expense	222	(133)
Adjusted EBITDA	$46,026	$43,794

	For the thirteen weeks ended
	April 3,	March 28,
	2022	2021
Net income (loss)	$16,858	$(2,056)
Special items:
Add back: Change in Fair Value of Warrant Liability	2,227	—
Add back: Change in Fair Value of Earn-Out Liability	2,381	—
Add back: Earn-Out from Simpson Acquisition	—	17,173
Adjusted Net Income	$21,466	$15,117

	For the thirteen weeks ended
	April 3,	March 28,
	2022	2021
Net income (loss) per diluted share	$0.15	$(0.03)
Special items:
Add back: Change in Fair Value of Warrant Liability	0.02	—
Add back: Change in Fair Value of Earn-Out Liability	0.02	—
Add back: Earn-Out from Simpson Acquisition	—	0.25
Net income per diluted share, as adjusted	$0.19	$0.22

13 Weeks Ended
April 3, 2022
Net Sales	200,055
Less: Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(18,075)
Organic Sales (Comparable to Prior Year Period Net Sales)	$181,980

	Full Year 2022
	2022 Forecast	2022 Forecast
	Low Range	High Range
Net Sales	$765,000	$790,000
Adjusted EBITDA	186,000	194,000
Depreciation and Amortization	24,000	26,000
Interest Expense	30,000	32,000
Capital Expenditures	14,000	16,000

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) acquisition integration and restructuring costs, (ii) an adjustment in 2021 due to a change in the fair value of the Simpson acquisition contingent consideration payable, (iii) changes in the fair value of the warrant liability, (iv) changes in the fair value of the earn-out liability, (v) compensation expense related to equity awards, (vi) related party acquisition and management fee costs, (vii) notable items that in 2022 consist primarily of non-cash adjustments related to the adoption of ASC 842, "Leases," and in 2021 consist primarily of the amortization of the fair market value increase in inventory due to acquisitions, and (viii) other expenses, which includes losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA the changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability and losses from the early extinguishment of debt, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

Holley calculates Adjusted Net Income and Adjusted Net Income per share by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income (loss) and net income (loss) per share, provides for a more complete analysis of the results of operations.

Organic sales, or sales excluding the impact of acquisitions, excludes the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley's underlying sales trends.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, and organic sales are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

A forecast for full year 2022 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.